Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-63532 on Form S-3 and Registration Statement No. 333-63942 on Form S-8 of Florida Public Utilities Company, of our report dated February 19, 2003, appearing in this Annual Report on Form 10-K of Florida Public Utilities Company for the year ended December 31, 2003.

DELOITTE & TOUCHE LLP

West Palm Beach, Florida

March 29, 2004